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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

C.W. Gilluly, Chairman and Interim Chief Executive Officer of Comtex News Network, Inc. (the "Company") certifies in his capacity as an officer of the Company that he has reviewed the Report of the Company on Form 10-Q for the period ended September 30, 2005 and that to the best of his knowledge:

        1. the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

        2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or it staff upon request.


November 14, 2005                     /s/ C.W. Gilluly
                                      ------------------------------------------
                                      C.W. Gilluly, Ed.D.
                                      Chairman and Interim Chief Executive
                                      Officer